                                                                   Exhibit 11


                               CRYSTAL OIL COMPANY

                     COMPUTATION OF EARNINGS PER COMMON SHARE
                (In Thousands Except Share and Per Share Amounts)

                                                YEAR ENDED DECEMBER 31
                                         ------------------------------------
                                            1995         1994         1993
                                         ----------   ----------   ----------
Primary (Including dilutive common
 stock equivalents):
  Income from operations before
   extraordinary item                    $    1,404   $    4,426   $    1,040
  Adjustments to income (net of income
   tax)
    Non-interest-bearing convertible
     secured notes amortization of
     discount                                     -            -            -
                                         ----------   ----------   ----------
    Adjusted net income before
     extraordinary items                      1,404        4,426        1,040
    Extraordinary item                            -       (2,320)           -
                                         ----------   ----------   ----------
    Adjusted net income                  $    1,404   $    2,106   $    1,040
                                         ----------   ----------   ----------
                                         ----------   ----------   ----------

  Weighted average of common and
   common equivalent shares:
      Outstanding                         2,648,626    2,562,012    2,508,255
    Assuming conversion of:
      Stock options, net of treasury
       shares                                21,583       39,621       23,364
      Senior preferred stock through
       the exercise of warrants                   -            -            -
      Remaining senior preferred stock       33,274       33,274       40,828
      Series A preferred stock                    -            -       50,959
      Convertible debt through the
       exercise of warrants                       -            -            -
      Remaining convertible debt                  -            -            -
                                         ----------   ----------   ----------
                                          2,703,483    2,634,907    2,623,406
                                         ----------   ----------   ----------
                                         ----------   ----------   ----------
  Per share:
    Net income before extraordinary
     item                                $      .52   $     1.68   $      .40
                                         ----------   ----------   ----------
                                         ----------   ----------   ----------
    Net income                           $      .52   $      .80   $      .40
                                         ----------   ----------   ----------
                                         ----------   ----------   ----------

                                                                   Exhibit 11
                                                                  (continued)

                               CRYSTAL OIL COMPANY

                     COMPUTATION OF EARNINGS PER COMMON SHARE
                (In Thousands Except Share and Per Share Amounts)

                                                YEAR ENDED DECEMBER 31
                                         ------------------------------------
                                            1995         1994         1993
                                         ----------   ----------   ----------
Fully-diluted:
  Income from operations before
   extraordinary item                    $    1,404   $    4,426   $    1,040
  Adjustments to income (net of income
   tax)
    Non-interest-bearing convertible
     secured notes amortization of
     discount                                     -            -            -
                                         ----------   ----------   ----------
    Adjusted net income before
     extraordinary item                       1,404        4,426        1,040
    Extraordinary item                            -       (2,320)           -
                                         ----------   ----------   ----------
    Adjusted net income                  $    1,404   $    2,106   $    1,040
                                         ----------   ----------   ----------
                                         ----------   ----------   ----------

  Weighted average of common and
   common equivalent shares:
      Outstanding                         2,648,626    2,562,012    2,508,255
    Assuming conversion of:
      Stock options, net of treasury
       shares                                22,168       41,015       23,364
      Senior preferred stock through
       the exercise of warrants                   -            -            -
      Remaining senior preferred stock       33,274       33,274       40,828
      Series A preferred stock                    -            -       50,959
      Convertible debt through the
       exercise of warrants                       -            -            -
      Remaining convertible debt                  -            -            -
                                         ----------   ----------   ----------
                                          2,704,068    2,636,301    2,623,406
                                         ----------   ----------   ----------
                                         ----------   ----------   ----------
  Per share:
    Net income before extraordinary
     item                                $      .52   $     1.68   $      .40
                                         ----------   ----------   ----------
                                         ----------   ----------   ----------
    Net income                           $      .52   $      .80   $      .40
                                         ----------   ----------   ----------
                                         ----------   ----------   ----------